EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Raj Denhoy 415 828-1044 rdenhoy@establishmentlabs.com
Establishment Labs Reports Fourth Quarter and Full Year 2023 Financial Results and Provides 2024 Guidance
NEW YORK, NY, February 28, 2024 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced financial results for the fourth quarter and full year ended December 31, 2023 and provided 2024 guidance.
Fourth Quarter Highlights and Outlook
•2024 revenue guidance of $174 million to $184 million, an increase of 5% to 11% over 2023. Guidance does not include revenue from Motiva Implants® in the United States, which is expected in 2024.
•Fourth quarter revenue of $31.6 million, consistent with preannouncement on January 9.
•Fourth quarter net loss from operations of $22.1 million compared to a net loss of $13.2 million in the year-ago period.
•Proforma cash balance of $90 million after $50 million private placement on January 9.
•Positive amendment to Oaktree credit facility on February 22 with access up to $50 million after FDA approval.
•Launched Motiva Implants® in China.
•First U.S. Commercial Procedure with Motiva Flora® Tissue Expander.
•Continued progress with FDA on approval of Motiva Implants®.
“Our markets are stabilizing and we are seeing improving demand,” said Juan José Chacón-Quirós, Chief Executive Officer. “Our global market checks suggest that we will have continued improvement throughout 2024. During this period, we have taken meaningful steps to reduce our expenses and cash use. We have also secured our balance sheet with the recent $50 million private placement and the amendment of our credit facility. Creating shareholder value is of the utmost importance to us, and we remain acutely focused on achieving positive adjusted EBITDA later this year and becoming cash flow positive in 2025.”
“2024, the 20th anniversary of our founding, is a pivotal year for Establishment Labs," Mr. Chacón-Quirós continued. “With approval of our implants in China and the pending approval in the US, we are becoming a true global player in our industry. Our highly differentiated technologies position us well for multi-year growth, and we are poised to take global market leadership in an industry that has not seen meaningful innovation in decades.”

Fourth Quarter 2023 Financial Results
Total revenue for the quarter ended December 31, 2023 was $31.6 million compared to $43.8 million for the same period in 2022.
Gross profit for the fourth quarter was $20.6 million, or 65.2% of revenue, compared to $28.2 million, or 64.3% of revenue, for the same period in 2022.
Total operating expenses for the fourth quarter were $42.7 million, an increase of $1.4 million compared to $41.3 million in the fourth quarter of 2022.
SG&A expenses for the fourth quarter increased approximately $2.1 million to $36.9 million compared to $34.8 million in the fourth quarter of 2022. The increase in SG&A was primarily due to costs associated with investment in growth initiatives and expanding operations offset by expense reductions.
R&D expenses declined approximately $0.7 million to $5.8 million in the fourth quarter compared to $6.5 million for the same quarter a year ago. The decline was due to the timing of regulatory and compliance costs and cost reduction initiatives.
Net loss from operations for the fourth quarter was $22.1 million compared to a net loss of $13.2 million in the year ago period.
Adjusted EBITDA for the fourth quarter was a loss of $17.3 million compared to a loss of $8.9 million in the year ago period.
The Company’s cash balance on December 31, 2023 was $40.0 million. Cash decreased $26.3 million from December 31, 2022 and $12.2 million from the prior quarter, primarily as a result of operating activities and investments in new facilities offset by expense reduction initiatives and the Company's share offering on April 27, 2023.
Conference Call and Webcast Information
Establishment Labs will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed by dialing (877) 407-8037 (U.S. and Canada) or (201) 689-8037 (international) and using conference ID number 13744589. In addition, the live and archived webcast will be available on the Investor Relations section of the Company's website at www.establishmentlabs.com.
About Establishment Labs
Establishment Labs Holdings Inc. is a global medical technology company dedicated to improving women’s health and wellness through the power of science, engineering, and technology. The Company offers a portfolio of Femtech solutions for breast health, breast aesthetics and breast reconstruction. The over three million Motiva® devices Establishment Labs has delivered to plastic and reconstructive surgeons since 2010 have created a new standard for safety and patient satisfaction in the over 85 countries in which they are available. The Motiva Flora® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and it is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Mia Femtech™, Establishment Lab’s unique minimally invasive experience for breast harmony, is the Company’s most recent breakthrough innovation. These solutions are supported by over 200 patent applications in 25 separate patent families worldwide and over 50 scientific studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2016 and FDA 21 CFR 820 under the MDSAP program. In 2018, the Company received an investigational device exemption (IDE) from the FDA for Motiva Implants® and began a clinical trial to support regulatory approval in the United States. Please visit our website for additional information at www.establishmentlabs.com.
Establishment Labs' Motiva silicone gel-filled implants are currently not approved for commercial distribution in the United States. The Company’s implants are undergoing PMA clinical investigation pursuant to U.S. FDA regulations for investigational medical devices.
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies, limiting the usefulness of the measures for comparison with other companies.
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.
We also present Adjusted EBITDA which includes additional adjustments for items such as other non-cash charges, gains or losses on extinguishment of debt, share-based compensation and foreign currency gains and losses. We believe that Adjusted EBITDA provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor's understanding of our performance.
We believe disclosure of this information is also useful to investors as it provides insight into the earnings that management uses to make strategic decisions. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of our operating performance. EBITDA and Adjusted EBITDA do not represent cash generated from operating activities under GAAP and should not be considered as alternatives to cash flows from operations or any other operating performance measure prescribed by GAAP. These measures are not measures of our liquidity, nor are indicative of funds available to fund our cash needs. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.
Please see “Reconciliation of EBITDA and Adjusted EBITDA” for a reconciliation of these measures to net income (loss), the most directly comparable financial measure. This release also includes information about our expectations regarding Adjusted EBITDA on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted EBITDA information because a reconciliation of such measure to our expected GAAP net income (loss) on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonable predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company’s annual report on Form 10-Q filed on November 7, 2023 and will be discussed in the company's quarterly report on Form 10-K that will be filed on February 29, 2024, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
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ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue	$31,560	$43,813	$165,151	$161,700
Cost of revenue	10,975	15,648	58,174	55,105
Gross profit	20,585	28,165	106,977	106,595
Operating expenses:
Sales, general and administrative	36,880	34,846	145,575	125,984
Research and development	5,820	6,479	26,428	20,269
Total operating expenses	42,700	41,325	172,003	146,253
Loss from operations	(22,115)	(13,160)	(65,026)	(39,658)
Interest income	504	25	1,020	87
Interest expense	(4,338)	(2,200)	(15,393)	(11,760)
Change in fair value of derivative instruments	—	—	—	703
Loss on extinguishment of debt	—	—	—	(19,019)
Other income (expense), net	2,902	2,592	816	(3,177)
Loss before income taxes	(23,047)	(12,743)	(78,583)	(72,824)
Benefit (provision) for income taxes	2,505	(819)	81	(2,385)
Net loss	$(20,542)	$(13,562)	$(78,502)	$(75,209)

Basic and diluted net loss per share	$(0.79)	$(0.55)	$(3.07)	$(3.08)
Weighted average outstanding shares used for basic and diluted net loss per share	26,062,724	24,457,793	25,600,029	24,457,793

ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2023	2022

Assets
Current assets:
Cash	$40,035	$66,355
Accounts receivable, net of allowance for doubtful accounts of $1,841 and $741 at December 31, 2023 and 2022, respectively	46,918	35,423
Inventory, net	79,471	36,583
Prepaid expenses and other current assets	8,477	11,543
Total current assets	174,901	149,904
Long-term assets:
Property and equipment, net of accumulated depreciation	77,205	51,092
Goodwill	465	465
Intangible assets, net of accumulated amortization	7,987	4,608
Right-of-use operating lease assets, net	3,381	3,702
Other non-current assets	4,702	1,290
Total assets	$268,641	$211,061
Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$41,624	$20,034
Accrued liabilities	13,690	17,237
Other liabilities, short-term	1,836	1,688
Total current liabilities	57,150	38,959
Long-term liabilities:
Note payable, Oaktree, net of debt discount and issuance costs	188,739	175,461
Madryn put option	—	—
Operating lease liabilities, non-current	2,712	3,200
Other liabilities, long-term	1,645	1,626
Total liabilities	250,246	219,246
Shareholders’ equity (deficit):
Total shareholders’ equity (deficit)	18,395	(8,185)
Total liabilities and shareholders’ equity (deficit)	$268,641	$211,061

Reconciliation of EBITDA and Adjusted EBITDA
The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
			(in thousands)
Net loss	$(20,542)	$(13,562)	$(78,502)	$(75,209)
Interest expense	(4,338)	(2,200)	(15,393)	(11,760)
Benefit (provision) for income taxes	2,505	(819)	81	(2,385)
Depreciation and amortization	(1,222)	(989)	(4,166)	(3,870)
EBITDA	(17,487)	(9,554)	(59,024)	(57,194)
Stock compensation expense	(3,452)	(3,261)	(14,362)	(13,358)
Change in fair value of derivative instruments	—	—	—	703
Loss on extinguishment of debt	—	—	—	(19,019)
Foreign currency gains (losses)	3,285	2,653	1,848	(2,982)
Adjusted EBITDA	$(17,320)	$(8,946)	$(46,510)	$(22,538)